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                                                                   EXHIBIT 99.2

                                  EXAR CORPORATION

                   1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                               ADOPTED JULY 23, 1996

                      APPROVED BY STOCKHOLDERS AUGUST 29, 1996
                        AMENDED AND RESTATED MARCH 20, 1997
                         AMENDED AND RESTATED JUNE 12, 1997
                      AMENDED AND RESTATED SEPTEMBER 18, 1997
                      AMENDED AND RESTATED SEPTEMBER 10, 1998
                             AMENDED SEPTEMBER 11, 1998


1.   PURPOSE.

     (a) The purpose of the Exar Corporation 1996 Non-Employee Directors' Stock Option Plan (the "Plan") is to provide a means by which each director of Exar Corporation, a Delaware corporation (the "Company") who is not otherwise an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee Director") will be given an opportunity to purchase stock of the Company.

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Directors of the Company, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee, as provided in subparagraph 2(b).

     (b) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

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3.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of paragraph 11 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate two hundred fifty thousand (250,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.   ELIGIBILITY.

     Options shall be granted only to Non-Employee Directors of the Company.

5.   NON-DISCRETIONARY GRANTS.

     (a) Each person who is elected for the first time to be a Non-Employee Director after September 11, 1998 shall, on the date of initial election as a Non-Employee Director by the Board or shareholders of the Company, automatically be granted an option to purchase eighteen thousand (18,000) shares of the Company's common stock (subject to adjustment as provided in paragraph 11 hereof) on such date upon the terms and conditions set forth herein (the "Initial Grant").

     (b) On the first day following the date of each Annual Meeting of the Stockholders of the Company (or the next day that the Company's stock is traded should the stock not trade on such date), an option to purchase seven thousand five hundred (7,500) shares of the Company's common stock (subject to adjustment as provided in paragraph 11 hereof) shall automatically be granted to such person provided that such person (i) is at that time a Non-Employee Director, and (ii) has served continuously as a Non-Employee Director since the date of the previous Annual Meeting of the Stockholders of the Company or for at least six (6) months (the "Annual Grant"); PROVIDED, HOWEVER, that the Annual Grant for 1998 shall be made on September 11, 1998, and the number of shares of the Company's Common Stock subject to such Annual Grant shall equal seven thousand five hundred (7,500) multiplied by a fraction, the numerator of which is equal to the number of full months which have elapsed between the most recent annual grant received by such Non-Employee Director and September 11, 1998, and the denominator of which is twelve (12).

     (c) Notwithstanding amendments made to this Plan effective September 11, 1998, options granted to Non-Employee Directors of the Company under this Plan prior to such date shall remain outstanding on the original terms of such options.

6.   DEFERRED DIRECTOR FEE GRANTS.

     (a) Each Non-Employee Director may elect to apply a percentage of his or her fees for any calendar year otherwise payable in cash for his or her service on the Board or a committee of the Board ("Directors' Fees"), in an amount equal to at least twenty-five percent

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(25%) but in no event more than fifty percent (50%), to the acquisition of an option to purchase shares of the Company's common stock pursuant to the terms of this paragraph 6 ("Deferred Fee Option"). Such election is irrevocable and must be filed with the Board or a delegate of the Board prior to the commencement of the calendar year in which the Directors' Fees to be deferred are earned. Notwithstanding the foregoing, a newly elected Non-Employee Director may file such an irrevocable election with the Board or a delegate of the Board within thirty (30) days of the date the Non-Employee Director is elected to the Board.

     Each Non-Employee Director who files such a timely election shall automatically be granted an option under this paragraph 6 on (i) the first trading day in January of the calendar year for which the deferral election is to be in effect; or (ii) for a newly elected Non-Employee Director, the first trading day of the month following the month in which the Non-Employee Director files such election.

     Notwithstanding the foregoing, if the number of shares remaining available for the grant of options under the Plan is not sufficient to cover non-discretionary option grants under paragraph 5 and Deferred Fee Options, the available shares shall be first allocated to non-discretionary option grants under paragraph 5 and then ratably among the Non-Employee Directors eligible to receive a Deferred Fee Option based on their relative deferred fees.

     (b) The purchase price per share of common stock of the Company for the shares to be purchased pursuant to the exercise of any Deferred Fee Option shall be 33-1/3% of the fair market value of the stock on the date such Deferred Fee Option is granted.

     (c) The number of shares of common stock of the Company subject to a Deferred Fee Option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

          X = A / (B x 66-2/3%), where
          X is the number of option shares,
          A is the maximum amount of the Directors' Fees subject to the Non-Employee Director's deferral election, and
          B is the fair market value per share of stock on the option grant date.

     (d) Each Deferred Fee Option shall vest (become exercisable) in installments on each date that Directors' Fees would have been payable in cash had no deferral election been in effect under this paragraph 6 with respect to the number of shares equal to (1) the aggregate shares subject to the Deferred Fee Option multiplied by (2) the fraction in which the numerator is the Directors' Fees that the Non-Employee Director would have received in cash on such date absent a deferral election and the denominator is the aggregate Directors' Fees that the Non-Employee Director would have received for the calendar year in cash absent a deferral election.

     Each Deferred Fee Option shall be fully vested and exercisable in the event the Non-Employee Director dies or becomes disabled within the meaning of Section 22(e)(3) of the Code while a director or immediately prior to the consummation of a corporate reorganization event as described in paragraph 11(b).

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     (e)  If a Non-Employee Director's term as a director for the Company shall terminate for any reason, any Deferred Fee Option then held by such Non-Employee Director, to the extent then exercisable, shall remain exercisable after the termination of his or her service as a Non-Employee Director for a period of three (3) years (but in no event beyond seven (7) years from the date of grant of the Deferred Fee Option). If the Deferred Fee Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

7.   OPTION PROVISIONS.

     Each option shall be subject to the following terms and conditions:

     (a) The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") seven (7) years from the date of grant. If the optionee's service as a Non-Employee Director terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date twelve (12) months following the date of termination of such service; PROVIDED, HOWEVER, that if a Non-Employee Director becomes an employee or consultant of the Company while holding an option issued under the Plan, the option shall terminate on the earlier of the Expiration Date or the date twelve (12) months after the date on which both the directorship and the employment or consulting relationship of the optionee with the Company terminate; PROVIDED FURTHER, that Deferred Fee Options shall remain exercisable for a period of three (3) years (but in no event beyond seven (7) years from the date of grant) from the date of termination of such relationship. Notwithstanding the foregoing, if such termination is due to the optionee's death or permanent and total disability, within the meaning of
Section 422(c)(6) of the Code, the option shall terminate on the earlier of the Expiration Date or twelve (12) months following termination of such directorship or service. In any and all circumstances, an option may be exercised following termination of the optionee's service as a Non-Employee Director or employee of or consultant to the Company or any Affiliate only as to that number of shares as to which it was exercisable on the date of termination of such service under the provisions of subparagraph 7(e).

     (b) The exercise price of each option shall be one hundred percent (100%) of the fair market value of the stock subject to such option on the date such option is granted.

     (c) Payment of the exercise price of each option is due in full in cash at the time of exercise.

     (d) An option shall not be transferable except by will or by the laws of descent and distribution, or pursuant to a domestic relations order satisfying the requirements of Rule 16(a)-12 under the Securities Exchange Act of 1934 and shall be exercisable during the lifetime of the person to whom the option is granted only by such person (or by his guardian or legal representative) or transferee pursuant to such an order. Notwithstanding the foregoing, the optionee may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

     (e) An option granted in an Initial Grant shall become exercisable in annual installments over a period of three (3) years from the date of grant, with thirty-three and one third

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percent (33-1/3%) becoming exercisable at the end of each anniversary of the date of grant, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

     (f)  An option granted in an annual grant shall become exercisable:

          (i) if granted prior to September 11, 1998, in annual installments over a period of four (4) years from the date of grant, with twenty-five percent (25%) becoming exercisable at the end of each anniversary of the date of grant, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

          (ii) if granted on or after September 11, 1998, in monthly installments over a period of twelve (12) months from the date of grant, with eight and one-third percent (8-1/3%) becoming exercisable at the end of each full month following the date of grant, provided that the optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

     (g) If a Non-Employee Director's term as a Director of the Company expires and the Non-Employee Director is not elected or appointed to an immediate subsequent term as a Director of the Company, any option from an Annual Grant then held by such Non-Employee Director shall become fully vested and exercisable in accordance with its terms.

     (h) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 7(d), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.

     (i) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

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8.   COVENANTS OF THE COMPANY.

     (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; PROVIDED, HOWEVER, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

9.   USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

10.  MISCELLANEOUS.

     (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 7(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

     (b) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or shareholders or any Affiliate to terminate the service of any Non-Employee Director with or without cause.

     (c) No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for him pursuant to an option granted to him.

     (d) In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company's obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax that may be required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.

11.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock

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dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

     (b)  In the event of:  (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, excluding in each case a capital reorganization in which the sole purpose is to change the state of incorporation of the Company, then all outstanding options shall become exercisable in full for a period of at least ten (10) days prior to such event. Outstanding options which have not been exercised prior to such event shall terminate on the date of such event unless assumed by a successor corporation.

12.  AMENDMENT OF THE PLAN.

     (a) The Board at any time, and from time to time, may amend the Plan. Except as provided in paragraph 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company where stockholder approval is necessary for the Plan to comply with the requirements of Rule 16b-3 or Nasdaq or securities exchange listing requirements.

     (b) Rights and obligations under any option granted before any amendment of the Plan shall not be impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and
(ii) such person consents in writing.

13.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

14.  EFFECTIVE DATE OF PLAN; CONDITIONS OF EXERCISE.

     The Plan shall become effective on the date approved by the Board, provided that no options may be exercised unless and until the Plan is approved by the stockholders of the Company.


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